Exhibit 99.4

Introduction to the Unaudited Pro Forma
Condensed Consolidated Financial Statements of American Midstream Partners, LP

References to we, us or our refer to American Midstream Partners, LP and its consolidated subsidiaries (the "Partnership"). On September 18, 2015, the Partnership completed the $162.0 million cash purchase of a 26.33% interest in Pinto Offshore Holdings, LLC ("Newco"), which is owned by Toga Offshore, LLC, an affiliate of ArcLight Capital Partners, LLC ("ArcLight"). Newco owns (i) approximately 49% of the limited liability company interests of Delta House FPS LLC and (ii) approximately 49% of the limited liability company interests of Delta House Oil and Gas Lateral LLC, which collectively own the Delta House floating production system and related pipeline infrastructure ("Delta House").

Delta House is operated by LLOG Exploration Offshore, LLC and is located in the Mississippi Canyon region of the deep-water Gulf of Mexico, with nameplate processing capacity of 80,000 barrels of oil per day (Bbl/d) and 200 million cubic feet of gas per day (MMcf/d), and peak processing capacity of 100,000 Bbl/d and 240 MMcf/d, respectively. Cash flows for Delta House are supported by a 100 percent, volumetric-tiered fee-based tariff structure with ship-or-pay components and life-of-lease dedications. The tiered-fee structure of Delta House incentivizes front-end loaded volumes from producer customers, with production supported by tolling agreements with various producers, backed by three drilling rigs committed to offshore fields dedicated to the platform. Delta House commenced operations in April 2015 and currently has seven wells online with eight wells scheduled to be online by the end of 2015.  Additional wells have been drilled and completed, and are anticipated to be connected to the floating production system ("FPS") in 2016 and beyond, and as a result the FPS is expected to operate above nameplate capacity for a minimum of four years from commencement of operations.

The Partnership's acquisition of the 26.33% interest in Newco (the "Delta House Transaction") was funded by both debt and equity. The Partnership completed a public offering of 7.5 million common units on September 15, 2015 and received net proceeds of approximately $81.6 million, which were used to the fund the Delta House Transaction. In addition, the Partnership borrowed $80.4 million under its credit facility to fund the remainder of the $162.0 million purchase price of the Delta House Transaction.

In conjunction with the Delta House Transaction, the Partnership receives its proportionate share of the Delta House quarterly cash distributions. The Delta House FPS LLC and Delta House Oil and Gas Lateral LLC limited liability company agreements ("Delta House LLC Agreements") state that within thirty days following the end of a fiscal quarter, beginning after commercial production, 100% of available cash shall be distributed. The distributions will be calculated in accordance with the Delta House LLC Agreements definitions of available cash, as well as the hierarchy of the ownership interests. The unaudited pro forma condensed consolidated statement of operations may not be indicative of the distributions to be made to the owners of Delta House nor are they indicative of the future distributions due to the Partnership.

The unaudited pro forma condensed consolidated financial statements present the impact of the Delta House Transaction ("the transaction") on our results of operations and financial position. The Partnership will account for its acquisition of Newco under the equity method of accounting. The investment will be recorded at ArcLight's carrying value as of the closing date, as the Partnership's acquisition of Newco represents a transaction between entities under common control, with the difference between the carrying value and the purchase price recorded as a reduction to the general partners' capital account.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2015 is based upon the historical unaudited consolidated financial statements of the Partnership and Delta House. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2015 and for the year ended December 31, 2014, are based upon the historical unaudited and audited consolidated financial statements of the Partnership and Delta House.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2015 has been prepared as if the transaction had occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2015 and year ended December 31, 2014 have been prepared as if the transaction had occurred on January 1, 2014. The unaudited pro forma condensed consolidated statements of operations have been prepared based on the assumption that the Partnership will continue to be treated as a partnership for U.S. federal and state income tax purposes and therefore will not be subject to U.S. federal income taxes or state income taxes, with the exception of Texas franchise tax and the Partnership's subsidiary, Blackwater Midstream Corporation. The unaudited pro forma condensed consolidated statements of operations have also been prepared based on certain pro forma adjustments, as described in Note 2 - Pro Forma Adjustments.

The following unaudited pro forma condensed consolidated financial statements are qualified in their entirety by reference to, and should be read in conjunction with, such historical financial statements and related notes contained in those reports: (i) the Partnership's unaudited historical condensed consolidated financial statements set forth in its Quarterly Report on Form 10-Q as of and for the three and six months ended June 30, 2015, as filed with the Securities and Exchange Commission ("SEC"); (ii) the Partnership's audited historical consolidated financial statements set forth in its Annual Report on Form 10-K as of and for the

Exhibit 99.4

year ended December 31, 2014 as filed with the SEC; and (iii) Delta House's audited historical financial statements and unaudited interim historical financial statements set forth Exhibits 99.2 and 99.3 of this Amendment No. 1 to the Current Report on Form 8-K/A.

The pro forma adjustments reflected in the unaudited pro forma financial statements are based upon currently available information and certain assumptions and estimates; therefore, the actual effects of these transactions differ from the pro forma adjustments. However, the Partnership's management considers the applied estimates and assumptions to provide a reasonable basis for the presentation of the significant effects of certain transactions that are expected to have a continuing impact on the Partnership. In addition, the Partnership's management considers the pro forma adjustments to be factually supportable and to appropriately represent the expected impact of items that are directly attributable to the acquisition of the equity interest in Newco by the Partnership.

The unaudited pro forma condensed consolidated statements of operations may not be indicative of the results that would have occurred if the Partnership had acquired the equity interest in Newco on the dates indicated nor are they indicative of the future operating results of the Partnership.

Exhibit 99.4

AMERICAN MIDSTREAM PARTNERS, LP
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2015
(in thousands)

	Partnership Historical	Acquisition Pro Forma Adjustments	(a)	Partnership Pro Forma
Assets
Current assets
Cash and cash equivalents	$348	$(162,000)	(b)	$348
		81,573	(f)
		82,121	(d)
		(1,694)	(d)
Accounts receivable	6,263	—		6,263
Unbilled revenue	18,655	—		18,655
Risk management assets	1,155	—		1,155
Other current assets	8,134	—		8,134
Current deferred tax asset	5,504	—		5,504
Total current assets	40,059	—		40,059
Property, plant and equipment, net	622,590			622,590
Goodwill	134,853	—		134,853
Intangible assets, net	103,228	—		103,228
Investment in unconsolidated affiliates	21,935	66,644	(c)	88,579
Other assets, net	13,982	1,694	(d)	15,676
Total assets	$936,647	$68,338		$1,004,985
Liabilities and Partners' Capital
Current liabilities
Accounts payable	$15,957	$—		$15,957
Accrued gas purchases	9,617	—		9,617
Accrued expenses and other current liabilities	18,557	—		18,557
Current portion of long-term debt	737	—		737
Risk management liabilities	69	—		69
Total current liabilities	44,937	—		44,937
Asset retirement obligations	35,048	—		35,048
Other liabilities	287	—		287
Long-term debt	387,100	82,121	(d)	469,221
Deferred tax liabilities	11,087	—		11,087
Total liabilities	478,459	82,121		560,580

Exhibit 99.4

Commitments and contingencies
Convertible preferred units
Series A convertible preferred units (8,682 thousand and 5,745 thousand units issued and outstanding as of June 30, 2015 and December 31, 2014, respectively)	160,373	—		160,373
Equity and partners’ capital
General Partner Interests (411 thousand units issued and outstanding as of June 30, 2015 and December 31, 2014, respectively)	(5,218)	(95,356)	(e)	(100,574)
Limited Partner Interests (22,757 thousand and 22,670 thousand units issued and outstanding as of June 30, 2015 and December 31, 2014, respectively)	265,319	81,573	(f)	346,892
Series B convertible units (1,301 thousand and 1,255 thousand units issued and outstanding as of June 30, 2015 and December 31, 2014, respectively)	33,053	—		33,053
Accumulated other comprehensive income (loss)	(32)	—		(32)
Total partners’ capital	293,122	(13,783)		279,339
Noncontrolling interest	4,693	—		4,693
Total equity and partners' capital	$297,815	$(13,783)		$284,032
Total liabilities, equity and partners' capital	$936,647	$68,338		$1,004,985

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Exhibit 99.4

AMERICAN MIDSTREAM PARTNERS, LP
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2015
(in thousands, except earnings per unit)

	Partnership Historical	Acquisition Pro Forma Adjustments	(a)	Partnership Pro Forma
Revenue	$131,660	$—		$131,660
Gain (loss) on commodity derivatives	458	—		458
Total revenue	132,118	—		132,118
Operating expenses:
Purchases of natural gas, NGLs and condensate	62,311	—		62,311
Direct operating expenses	27,834	—		27,834
Selling, general and administrative expenses	12,506	—		12,506
Equity compensation expense	2,248	—		2,248
Depreciation, amortization and accretion expense	18,939	—		18,939
Total operating expenses	123,838	—		123,838
Gain (loss) on sale of assets, net	(2,978)	—		(2,978)
Operating income (loss)	5,302	—		5,302
Other income (expenses):
Interest expense	(6,166)	(1,568)	(g)	(7,946)
		(212)	(i)
Earnings in unconsolidated affiliates	171	1,264	(h)	1,435
Net income (loss) before income tax (expense) benefit	(693)	(516)		(1,209)
Income tax (expense) benefit	(473)	—		(473)
Net income (loss) from continuing operations	(1,166)	(516)		(1,682)
Income (loss) from discontinued operations, net of tax	(26)	—		(26)
Net income (loss)	(1,192)	(516)		(1,708)
Net income (loss) attributable to noncontrolling interests	46	—		46
Net income (loss) attributable to the Partnership	$(1,238)	$(516)		$(1,754)

General Partners' Interest in net income (loss)	$(14)			$(20)
Limited Partners’ Interest in net income (loss)	$(1,224)			$(1,734)

Basic and diluted:
Income (loss) from continuing operations	$(0.53)			$(0.42)
Income (loss) from discontinued operations	—			—
Net income (loss)	$(0.53)		(j)	$(0.42)
Weighted average number of units outstanding:
Basic and diluted	22,730		(j)	30,230
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Exhibit 99.4

AMERICAN MIDSTREAM PARTNERS, LP
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2014
(in thousands, except earnings per unit)

	Partnership Historical	Acquisition Pro Forma Adjustments	(a)	Partnership Pro Forma
Revenue	$307,309	$—		$307,309
Gain (loss) on commodity derivatives, net	1,091	—		1,091
Total revenue	308,400	—		308,400
Operating expenses:
Purchases of natural gas, NGLs and condensate	197,952	—		197,952
Direct operating expenses	45,702	—		45,702
Selling, general and administrative expenses	23,103	—		23,103
Equity compensation expense	1,536	—		1,536
Depreciation, amortization and accretion expense	28,832	—		28,832
Total operating expenses	297,125	—		297,125

Gain (loss) on sale of assets, net	(122)			(122)
Loss on impairment of property, plant and equipment	(99,892)	—		(99,892)
Operating income (loss)	(88,739)	—		(88,739)
Other income (expense):
Interest expense	(7,577)	(3,056)	(g)	(11,057)
		(424)	(i)
Other expense	(670)	—		(670)
Earnings (loss) in unconsolidated affiliates	348	(184)	(h)	164
Net income (loss) before income tax benefit	(96,638)	(3,664)		(100,302)
Income tax (expense) benefit	(557)	—		(557)
Net income (loss) from continuing operations	(97,195)	(3,664)		(100,859)
Discontinued operations
Gain (loss) from operations of disposal groups, net of tax	(611)	—		(611)
Net income (loss)	(97,806)	(3,664)		(101,470)
Net income (loss) attributable to noncontrolling interests	214	—		214
Net income (loss) attributable to the Partnership	$(98,020)	$(3,664)		$(101,684)

General Partner's Interest in net income (loss)	$(1,279)			$(1,327)
Limited Partner's Interest in net income (loss)	$(96,741)			$(100,357)

Basic and diluted:
Income (loss) from continuing operations	$(8.54)			$(5.65)
Income (loss) from operations of disposal group	(0.04)			(0.03)
Net income (loss)	$(8.58)		(j)	$(5.68)

Weighted average number of common units outstanding:
Basic and diluted	13,472		(j)	20,972

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Exhibit 99.4

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements of
American Midstream Partners, LP
1. Basis of presentation
The unaudited pro forma condensed consolidated financial statements are based upon the historical consolidated financial statements of the Partnership and the historical financial statements of Delta House.
The Partnership has utilized Delta House's and the Partnership's audited historical consolidated financial statements for the year ended December 31, 2014, as well as their unaudited historical consolidated financial statements for the six months ended June 30, 2015.
The unaudited pro forma condensed consolidated financial statements present the impact of the acquisition of the 26.33% interest in Newco, which was described in the introduction to the unaudited pro forma condensed consolidated financial statements, on the Partnership's results of operations and financial position.
2. Pro forma adjustments
The following adjustments for the Partnership have been prepared (i) as if the transaction occurred on June 30, 2015 in the case of the unaudited pro forma condensed consolidated balance sheet; (ii) as if the transaction occurred on January 1, 2014 in the case of the unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2015 and for the year ended December 31, 2014:

a.	Represents the Partnership's acquisition of a 26.33% interest in Newco on September 18, 2015, which will be accounted for under the equity method.

b.	Represents the cash purchase price for the 26.33% interest in Newco paid directly to ArcLight upon closing of the transaction.

c.	Represents ArcLight's carrying value of the equity interests acquired. We recorded the acquisition at ArcLight's carrying value, given this is a transaction between entities under common control.

d.
Represents the portion of the acquisition funded by drawing on the Partnership's credit facility, $82.1 million, and includes the additional deferred financing costs incurred of $1.7 million due to the increase in the Partnership's credit facility to enable the Partnership to draw the necessary funds.

e.	Represents the deemed capital distribution to the general partners for the difference between the consideration given and the historical carrying value of the interests acquired.

f.	Represents the net proceeds of the public issuance of 7.5 million common units in September 2015 to fund a portion of the acquisition of the 26.33% interest in Newco.

g.
Reflects the inclusion of interest expense on the Partnership's additional borrowings of $82.1 million under its revolving credit facility, which had a weighted average interest rate of 3.9% and 3.8%, for the six months ended June 30, 2015 and the year ended December 31, 2014, respectively. A 0.125% change in the assumed interest rate would result in an adjustment to interest expense of $0.1 million for the six months ended June 30, 2015 and $0.1 million for the year ended December 31, 2014.

h.
Reflects the adjustment to recognize the Partnership's share of Delta House's net income (loss) for the period. The adjustment was calculated utilizing Delta House's historical financial statements as reported in Exhibits 99.2 and 99.3 to this Amendment No. 1 to Current Report on Form 8-K/A.

i.	Represents the amortization of additional deferred financing costs related to adjustment (d) above.

j.
The weighted average number of units used in the computation of the basic and diluted loss per unit on a pro forma basis have been adjusted to reflect the issuance of 7.5 million common units in September 2015.

3. Pro forma net income (loss) per limited common and general partner unit

Net income (loss) is allocated to the General Partner and the limited partners in accordance with their respective ownership percentages, after giving effect to contractual distributions on Series A Preferred Units, declared distributions on the Series B Units, limited partner units and the general partner units, including incentive distribution rights. Basic and diluted net income (loss) per limited partner unit is calculated by dividing limited partners’ interest in net income (loss) by the weighted average number of limited partner units outstanding during the period.

Exhibit 99.4

We compute earnings per unit using the two-class method. The two-class method requires that securities that meet the definition of a participating security be considered for inclusion in the computation of basic earnings per unit. Under the two-class method, earnings per unit is calculated as if all of the earnings for the period were distributed under the terms of the partnership agreement, regardless of whether the general partner has discretion over the amount of distributions to be made in any particular period, whether those earnings would actually be distributed during a particular period from an economic or practical perspective, or whether the general partner has other legal or contractual limitations on its ability to pay distributions that would prevent it from distributing all of the earnings for a particular period.

The two-class method does not impact our overall net income (loss) or other financial results; however, in periods in which aggregate net income exceeds our aggregate distributions for such period, it will have the impact of reducing net income (loss) per limited partner unit. This result occurs as a larger portion of our aggregate earnings, as if distributed, is allocated to the incentive distribution rights of the general partner, even though we make distributions on the basis of available cash and not earnings. In periods in which our aggregate net income does not exceed our aggregate distributions for such period, the two-class method does not have any impact on our calculation of earnings per limited partner unit. We have no dilutive securities, therefore basic and diluted net income per unit are the same.